[Multi-Market Radio, Inc. LOGO]

                             LETTER OF TRANSMITTAL

                         TO ACCOMPANY CLASS B WARRANTS

                                EXCHANGE AGENT:

                    AMERICAN STOCK TRANSFER & TRUST COMPANY


BY FACSIMILE:    BY MAIL, BY HAND AND OVERNIGHT COURIER:   CONFIRM BY TELEPHONE:
                      40 WALL STREET, 46TH FLOOR
(718) 921-8334         NEW YORK, NEW YORK 10005               (212) 936-5100
                           (718) 921-8200


Ladies and Gentlemen:

         Surrendered herewith are Class B Warrants (the "MMR Class B Warrants") of Multi-Market Radio, Inc. ("MMR") numbered and registered as listed below in exchange for shares of Class A Common Stock, par value $.01 per share, of MMR (the "MMR Class A Shares") on the basis of one (1) MMR Class A Share for each five (5) MMR Class B Warrants properly tendered and accepted by MMR for exchange. In addition, no fractional shares of MMR Class A Shares will be issued in the Exchange Offer and any holder entitled to receive a fractional share will be entitled to receive only cash in lieu thereof. See Instruction 2.

         The exchange offer (the "Exchange Offer") is being made pursuant to the Offering Circular, dated October 4, 1996, of MMR (the "Offering Circular").

         ITEMS A AND D OF THIS LETTER OF TRANSMITTAL MUST BE COMPLETED IN ALL CASES.

         PLEASE FOLLOW CAREFULLY THE INSTRUCTIONS ON THE REVERSE HEREOF

  ITEM A. (REQUIRED)
----------------------------------------------------------------------------------------------------
   NAME AND ADDRESS                                             PLEASE FILL IN
 OF REGISTERED OWNER                                         NUMBERS AND AMOUNTS
----------------------------------------- ----------------------------------------------------------
                                                                  AGGREGATE           NUMBER OF
                                               WARRANT            NUMBER OF          MMR CLASS B
                                             CERTIFICATE         MMR CLASS B          WARRANTS
                                                NUMBER            WARRANTS            TENDERED
                                          ----------------------------------------------------------






                                          TOTAL
----------------------------------------- ------------------ ---------------------------------------

         The undersigned represents and warrants to MMR that the undersigned is the lawful owner(s) of the above described MMR Class B Warrants and that the undersigned holds the MMR Class B Warrants free and clear of all liens, charges or encumbrances whatsoever.

         IF THE NAME AND ADDRESS SHOWN ARE NOT CORRECT, PLEASE INDICATE CHANGES. THE ABOVE DESCRIBED MMR CLASS B WARRANTS ARE SURRENDERED BY YOU FOR THE ACTION INDICATED BELOW:

  ITEM B.

            SPECIAL ISSUANCE INSTRUCTIONS

      To be completed ONLY if the certificate representing MMR Class A Shares, any certificate for MMR Class B Warrants to be issued in the event not all Class B Warrants are tendered and any payment in lieu of fractional shares is to be issued in a name other than as indicated in Item A above (see Instructions 3 and 4).

Issue to:

Name____________________________________________
                 (Type or Print)
Address:________________________________________

________________________________________________

________________________________________________
                                    (Zip Code)

________________________________________________
(Social Security Number or Taxpayer I.D. Number)

  ITEM C.

  SPECIAL MAILING INSTRUCTIONS

      To be completed ONLY if the certificate representing MMR Class A Shares, any certificate for MMR Class B Warrants to be issued in the event not all Class B Warrants are tendered and any payment in lieu of fractional shares is to be mailed to an address other than as indicated in Item A above
(see Instructions 3 and 4).

Mail to:

Name____________________________________________
                 (Type or Print)
Address:________________________________________

________________________________________________

________________________________________________
                                    (Zip Code)

  ITEM D.  (REQUIRED)

                              REQUIRED SIGNATURES

The signature(s) on this Letter of Transmittal must correspond exactly with the name(s) on the MMR Class B Warrants or the name(s) of the person(s) to whom the MMR Class A Shares have been properly assigned and transferred (see Instructions 1, 3, 4 and 5).

PLEASE                   Dated:_________________________________________________
SIGN HERE
                         Signature:_____________________________________________

                         Title (if applicable):_________________________________

                         Social Security Number or Taxpayer I.D. Number:________

PLEASE SIGN              Signature:_____________________________________________
HERE IF
JOINT                    Title (if applicable):_________________________________
OWNERSHIP
                         Social Security Number or Taxpayer I.D. Number:________

                         Telephone:  (________)_________________________________

  ITEM E.

         SIGNATURE(S) GUARANTEED, IF REQUIRED
              (SEE INSTRUCTIONS 3 AND 4)

Firm__________________________________________
                    (Please Print)

By____________________________________________
                (Authorized Signature)

Title_________________________________________

                                  INSTRUCTIONS

1.       GENERAL

         Please do not send certificates representing the MMR Class B Warrants ("MMR Class B Warrant Certificates") directly to MMR. Your MMR Class B Warrant Certificate(s), together with your signed and completed Letter of Transmittal and any required supporting documents (see Instructions 3 and 4 below), should be mailed or otherwise delivered to American Stock Transfer & Trust Company, the Exchange Agent, at the address indicated on the front hereof. The method of delivery is at your option and risk, but, if mail is used, registered insured mail, return receipt requested, is suggested.

         Items A and D of this Letter of Transmittal must be completed in all cases.

         If MMR Class A Shares issued in the Exchange Offer promptly after the Expiration Date and any certificate to be issued for MMR Class B Warrants represented by an enclosed certificate but not tendered are to be mailed to an address other than that shown in Item A on the front hereof, you MUST complete Item C of this Letter of Transmittal.

2.       ISSUANCE OF MMR CLASS A SHARES

         To receive your MMR Class A Shares, your MMR Class B Warrant Certificates and a completed Letter of Transmittal must be received by American Stock Transfer & Trust Company at the address indicated on the front hereof. Your MMR Class A Shares will be sent to you when your MMR Class B Warrant Certificates and Letter of Transmittal have been received by American Stock Transfer & Trust Company, provided, however, that only cash in lieu of fractional shares of MMR Class A Shares will be issued in the Exchange Offer.

         If the certificate representing MMR Class A Shares (the "New Share Certificate"), any certificate to be issued for MMR Class B Warrants represented by an enclosed certificate but not tendered and any payment in lieu of fractional shares is to be issued in the same name(s) as the name(s) in which the surrendered MMR Class B Warrant Certificates are registered, complete Items A and D on the front hereof.

         If the New Share Certificate, any certificate to be issued for MMR Class B Warrants represented by an enclosed certificate but not tendered or any payment in lieu of fractional shares is to be issued in a different name(s) as the name(s) in which the surrendered MMR Class B Warrant Certificates are registered, see Instruction 3 and complete Items A, B and D on the front hereof.

3.       CERTIFICATE TO BE ISSUED IN A DIFFERENT NAME

         If the New Share Certificate and any certificate to be issued for MMR Class B Warrants represented by an enclosed certificate but not tendered are to be issued in a name other than that of the registered holder(s) of the MMR Class B Warrants, the MMR Class B Warrant Certificate must be properly endorsed on the back thereof or be accompanied by appropriate stock powers, properly executed by the registered holder(s), so that the endorsements or stock powers are signed exactly as the name(s) of the registered holder(s) appear on the MMR Class B Warrant Certificate, and the signature(s) of the registered holder(s) on the Letter of Transmittal must be properly guaranteed. See Instruction 4. To request issuance of MMR Class A Shares and enclosed but not tendered MMR Class B Warrants in a different name, complete Items A, B, D and E on the front hereof.

         MMR will pay all transfer taxes, if any, applicable to the transfer of MMR Class B Warrants to it or its order pursuant to the Exchange Offer. If, however, MMR Class A Shares issued pursuant to the Exchange Offer and enclosed but not tendered MMR Class B Warrants are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the MMR Class B Warrants tendered, or if tendered MMR Class B Warrant Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the transfer and sale of the MMR Class B Warrants to MMR or its order pursuant to the Exchange Offer, the amount of such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

4.       SIGNATURE BY OTHER THAN REGISTERED HOLDER/GUARANTEE OF SIGNATURE

         If the Letter of Transmittal is signed in Item D by an executor, administrator, trustee, guardian, attorney or the like, the Letter of Transmittal and MMR Class B Warrant Certificate(s) must be accompanied by evidence satisfactory to American Stock Transfer & Trust Company of the authority of that person to sign the Letter of Transmittal.

         If the Letter of Transmittal is signed in Item D by someone other than the registered holder(s) or one of the persons described in the preceding paragraph, the MMR Class B Warrant Certificate(s) must be properly endorsed or accompanied by appropriate stock powers, properly executed by the registered holder(s), so that the endorsements or stock powers are signed exactly as the name(s) of the registered holder(s) appear on the MMR Class B Warrant Certificate(s), and the signature(s) must be properly guaranteed by a financial institution (a commercial bank, savings and loan association, credit union or brokerage house) that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program. Complete Items A, B, D and E on the front hereof. See Instruction 3.

5.       JOINT HOLDERS OR MMR CLASS B WARRANTS REGISTERED IN DIFFERENT NAMES

         If MMR Class B Warrants are tendered by joint holders, all such persons must sign the Letter of Transmittal in Item D on the front hereof. If MMR Class B Warrants are registered in different names or forms of ownership, a separate Letter of Transmittal must be completed, signed and returned for each different registration.

6.       LOST OR DESTROYED MMR CLASS B WARRANT CERTIFICATES

         If your MMR Class B Warrant Certificate(s) has been either lost or destroyed, notify American Stock Transfer & Trust Company of this fact promptly at the address set forth on the front hereof or by telephoning 1-718-921-8200 (Shareholder Relations). You will then be instructed as to the steps you must take in order to surrender your MMR Class B Warrant Certificate(s) for exchange.

7.       BACKUP WITHHOLDING

         Under federal income tax law, American Stock Transfer & Trust Company may be required to withhold 31 percent of payments to holders presenting their MMR Class B Warrant Certificate(s) for exchange who have failed to furnish a social security or other taxpayer identification number to American Stock Transfer & Trust Company, have furnished an incorrect number, have failed to report interest or dividends correctly or under certain circumstances have failed to provide a statement, certified to be correct under penalty of perjury, as to their correct social security or other taxpayer identification number and that they are not subject to backup withholding. Certification may be made to American Stock Transfer & Trust Company on Substitute Form W-9, a copy of which appears below. Stockholders who have questions about their status under the law should contact their attorneys, tax advisors, or the Internal Revenue Service.

8.       QUESTIONS ON HOW TO SUBMIT YOUR MMR CLASS B WARRANT CERTIFICATES

         Questions and requests for assistance on how to submit your MMR Class B Warrant Certificate(s) should be directed to American Stock Transfer & Trust Company, the Exchange Agent, at the address set forth on the front hereof or by telephoning 1-718-921-8200 (Shareholder Relations). General inquiries should be directed to the Information Agent, Georgeson & Company Inc. at 1-800-223-2064.

        COMPLETE AND SIGN SUBSTITUTE FORM W-9 IN ADDITION TO THE SIGNATURE(S) REQUIRED ON THE FRONT HEREOF.


                                      PAYER'S NAME: MULTI-MARKET RADIO, INC.

                           A SUBSTITUTE FORM W-9 MUST BE COMPLETED BY ALL WARRANTHOLDERS

SUBSTITUTE                       PART 1--PLEASE PROVIDE YOUR TIN                         Social Security Number
                                 IN THE BOX AT RIGHT AND CERTIFY
Form W-9                         BY SIGNING AND DATING BELOW                    OR_________________________________
Department of the Treasury
Internal Revenue Service                                                            Employer identification number

Payer's Request for
Taxpayer
Identification Number
(TIN)
                                 CERTIFICATION--UNDER THE PENALTIES OF
                                 PERJURY, I CERTIFY THAT THE
                                 INFORMATION PROVIDED ON THIS FORM IS
                                 TRUE, CORRECT AND COMPLETE
                                                                                            PART 2 --
                                 SIGNATURE___________________________________DATE____       Awaiting TIN [ ]


NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE EXCHANGE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.